AMENDMENT NO. 3

TO

SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES
AGREEMENT
     The Second Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Sector Funds, a Delaware statutory trust is hereby amended as follows:
W I T N E S S E T H:
     WHEREAS, AIM Sector Funds is now named AIM Sector Funds (Invesco Sector Funds); and
     WHEREAS, the following Portfolios have been renamed:

CURRENT NAME	NEW NAME
AIM Energy Fund	Invesco Energy Fund
AIM Financial Services Fund	Invesco Financial Services Fund
AIM Gold & Precious Metals Fund	Invesco Gold & Precious Metals Fund
AIM Leisure Fund	Invesco Leisure Fund
AIM Technology Fund	Invesco Technology Fund
AIM Utilities Fund	Invesco Utilities Fund;
     NOW, THEREFORE, the parties agree that;
1.	All references to AIM Sector Funds in the Agreement are hereby deleted and replaced with AIM Sector Funds (Invesco Sector Funds).

2.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:
“APPENDIX A
FEE SCHEDULE TO
SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES
AGREEMENT OF
AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

Portfolios	Effective Date of Agreement
Invesco Energy Fund	July 1, 2006

Invesco Financial Services Fund	July 1, 2006

Invesco Gold & Precious Metals Fund	July 1, 2006

Invesco Leisure Fund	July 1, 2006

Invesco Technology Fund	July 1, 2006

Invesco Utilities Fund	July 1, 2006

Portfolios	Effective Date of Agreement
Invesco Mid-Cap Value Fund	February 12, 2010

Invesco Small-Mid Special Value Fund	February 12, 2010

Invesco Special Value Fund	February 12, 2010

Invesco Technology Sector Fund	February 12, 2010

Invesco U.S. Mid Cap Value Fund	February 12, 2010

Invesco U.S. Small Cap Value Fund	February 12, 2010

Invesco U.S. Small/Mid Cap Value Fund	February 12, 2010

Invesco Value Fund	February 12, 2010

Invesco Value II Fund	February 12, 2010

Invesco Van Kampen American Value Fund	February 12, 2010

Invesco Van Kampen Capital Growth Fund	February 12, 2010

Invesco Van Kampen Comstock Fund	February 12, 2010

Invesco Van Kampen Enterprise Fund	February 12, 2010

Invesco Van Kampen Mid Cap Growth Fund	February 12, 2010

Invesco Van Kampen Small Cap Value Fund	February 12, 2010

Invesco Van Kampen Technology Fund	February 12, 2010

Invesco Van Kampen Utility Fund	February 12, 2010

Invesco Van Kampen Value Opportunities Fund	February 12, 2010
     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Net Assets
0.023%	First $1.5 billion
0.013%	Next $1.5 billion
0.003%	Over $3 billion

*	Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000.”

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Dated: April 30, 2010

INVESCO ADVISERS, INC.

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr
	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)
AIM SECTOR FUNDS
(INVESCO SECTOR FUNDS)

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr
	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

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